UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2022

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

Preliminary Estimates of Results as of March 31, 2022

As of April 29, 2022, Owl Rock Technology Finance Corp. (the “Company”) estimates that its net asset value per share as of March 31, 2022 was between $17.16 per share and $17.32 per share. As of March 31, 2022, the Company had investments in 96 portfolio companies with an aggregate fair value of approximately $6.1 billion. As of March 31, 2022, no investments are on non-accrual status.

As of March 31, 2022, based on fair value, the portfolio consisted of approximately 65% first lien senior secured debt investments, 9% second lien senior secured debt investments, 3% unsecured debt investments, 15% preferred equity investments and 8% common equity investments. As of March 31, 2022, 100.0% of the Company’s debt investments based on fair value are at floating rates.

As previously announced, on February 23, 2022, the board of directors of the Company (the “Board”) declared a dividend of 90% of estimated first quarter investment company taxable income, if any, and, to the extent that such investment company taxable income is less than 6% of the Company’s weighted average capital called since inception, an additional amount of net capital gains for the first quarter for shareholders of record on March 31, 2022, payable on or before May 13, 2022. The Company estimates that its dividend will be between $0.21 per share and $0.27 per share, calculated using 200,556,380 outstanding shares as of the record date of March 31, 2022.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, the Company’s management. Neither KPMG LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company’s financial closing procedures, as well as the Board’s determination of the fair value of the Company’s investments as of March 31, 2022, and are not a comprehensive statement of the Company’s financial results as of March 31, 2022. Actual results may differ materially from these estimates as a result of the completion of the period and the Company’s financial closing procedures, final adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Finance Corp.

April 29, 2022	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer